Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports First Quarter 2012 Results

•	Diluted EPS $0.24 per common share versus $0.05 per common share YOY
•	Efficiency Ratio (FTE) of 71.3%
•	Core Deposits (excluding time deposits) grew $41.8 million or 5%
•	FTE Net Interest Margin of 4.49% and Low Costs of Funds at 0.50%
•	Strong Capital Position with Total Risk Weighted Capital of 17.30%

LAFAYETTE, LA., April 24, 2012/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $2.5 million for the first quarter of 2012, compared to net earnings available to common shareholders of $442,000 reported for the first quarter of 2011 and $879,000 in net earnings available to common shareholders for the fourth quarter of 2011.  Diluted earnings for the first quarter of 2012 were $0.24 per common share, compared to $0.05 per common share reported for the first quarter of 2011 and $0.09 per common share reported for the fourth quarter of 2011.  Acquisition and conversion costs had an after-tax effect of $0.08 per common share on diluted earnings for the fourth quarter of 2011 and resulted in operating earnings of $0.17 per share for the quarter.

C.R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on first quarter results, remarked “We are extremely proud of our first quarter’s results.  With the completion of the First Louisiana National Bank and the Beacon Federal Tyler branch acquisitions and systems conversions in December of 2011, the first quarter of 2012 includes a full quarter of operating results from these acquisitions.  The positive results reflect successful leveraging of capital and support infrastructure, as well as the realization of expected cost savings from the deals.  We are actively seeking other opportunities to further leverage capital and continue to increase shareholder value.”

Dividends paid on the Series B Preferred Stock totaled $400,000 for the first quarter of 2012 based on a dividend rate of 5%.  In August 2011, MidSouth issued $32.0 million in Series B Preferred Stock to the Treasury in connection with the Small Business Lending Fund (“SBLF”).  The dividend rate on the Series B Preferred Stock going forward will be between 1% and 5% based on the level of qualified small business loans.

Balance Sheet

Total consolidated assets at March 31, 2012 were $1.4 billion, compared to $1.0 billion at March 31, 2011 and $1.4 billion at December 31, 2011.  Deposits totaled $1.2 billion at March 31, 2012, compared to $823.5 million at March 31, 2011 and $1.2 billion at December 31, 2011.  Core deposits, excluding time deposits, increased $41.8 million in the first quarter of 2012, improving MidSouth’s deposit mix.  A $29.4 million decrease in time deposits resulted in a $12.4 million net increase in total deposits for the quarter-ended March 31, 2012.  Total loans were $747.8 million at March 31, 2012, compared to $574.3 million at March 31, 2011 and $746.3 million at December 31, 2011.

MidSouth’s Tier 1 leverage capital ratio was 10.29% at March 31, 2012 compared to 11.14% at December 31, 2011.  Tier 1 risk-based capital and total risk-based capital ratios were 16.44% and 17.30% at March 31, 2012, compared to 16.10% and 16.97% at December 31, 2011, respectively.  The Tier 1 common equity leverage ratio at March 31, 2012 was 6.81% and tangible book value was $9.51 per common share for the same period.  Tangible common equity totaled $99.6 million at March 31, 2012, compared to $97.7 million at December 31, 2011.

Asset Quality

Nonperforming assets totaled $15.5 million at March 31, 2012, compared to $14.2 million at December 31, 2011.  The $1.3 million increase resulted from several smaller commercial credits placed on nonaccrual status during the first quarter of 2012 as MidSouth continued conservative credit practices of prompt recognition of problem loans.

Allowance coverage for nonperforming loans decreased to 87.67% at March 31, 2012, compared to 112.63% at December 31, 2011.  The ALL/total loans ratio decreased to 0.95% for the first quarter of 2012, compared to 0.97% at December 31, 2011.  The ratio of annualized net charge-offs to total loans was 0.47% for the quarter ended March 31, 2012, compared to 0.73% for year-end 2011.

Loans past due 90 days or more and still accruing totaled $418,000 at March 31, 2012, an increase of $187,000 from December 31, 2011.  Total nonperforming assets to total loans plus ORE and other assets repossessed were 2.05% at March 31, 2012, compared to 1.88% at December 31, 2011.  Loans classified as troubled debt restructurings totaled $421,000 at March 31, 2012.  Classified assets, including ORE, decreased $2.4 million, or 9.0% during the first quarter of 2012, from $26.7 million at December 31, 2011 to $24.3 million at March 31, 2012.  The decrease in classified assets resulted primarily from payments received on various non-accrual loans and a charge-off on a commercial real estate loan relationship.

First Quarter 2012 vs. First Quarter 2011 Earnings Comparison

First quarter 2012 net earnings before dividends on preferred stock totaled $2.9 million compared to $741,000 for the first quarter of 2011.  Net earnings increased as a $3.9 million increase in net interest income, a $925,000 decrease in the provision for loan losses and a $498,000 increase in noninterest income were partially offset by a $1.9 million increase in noninterest expense and a $1.2 million increase in income tax expense.  Of the $3.9 million increase in net interest income, a total of $1.3 million was earned from the branches acquired in the third and fourth quarters of 2011.  Purchase accounting adjustments totaling $889,000 also contributed to the increase in net interest income.  Interest income on investments and other interest-bearing accounts increased $1.0 million in quarterly comparison and included interest earned on excess cash invested from the 2011 acquisitions.

Increases in noninterest income consisted primarily of $248,000 in ATM/debit card income, $115,000 in income recorded on ORE and $87,000 in service charges on deposit accounts.  Increases in noninterest expenses, excluding operating expenses on the acquired branches, included $377,000 in salaries and benefits costs, $103,000 in occupancy expense and $174,000 in data processing expense.  Operating expenses recorded for the acquisitions during the first quarter of 2012 totaled $1.3 million and consisted primarily of $546,000 in salaries and benefits costs, $392,000 in occupancy expenses, and $182,000 in amortization costs of core deposit intangibles resulting from the acquisitions.

Fully taxable-equivalent (“FTE”) net interest income totaled $14.1 million and $10.3 million for the quarters ended March 31, 2012 and 2011, respectively.  The FTE net interest income increased $3.8 million in prior year comparison primarily due to a $335.6 million increase in the volume of average earning assets as a result of the three acquisitions completed in the second half of 2011.  The average volume of loans increased $169.6 million in quarterly comparison and the average yield on loans increased 1 basis point, from 6.71% to 6.72%.  Purchase accounting adjustments on acquired loans added 28 basis points to the average yield on loans for the first quarter of 2012.  Net of the impact of the purchase accounting adjustments, average loan yields declined 27 basis points in prior year quarterly comparison to 6.44%.  Loan yields have declined primarily as the result of a market environment of sustained low market interest rates.

The average volume of investment securities increased $189.1 million in quarterly comparison as portions of excess cash flow from the 2011 acquisitions were placed primarily in agency mortgage-backed securities.  The average tax equivalent yield on investment securities decreased 52 basis points, from 3.32% to 2.80% primarily due to lower reinvestment rates.  The average volume of overnight interest bearing deposits earning 0.26% decreased $22.5 million due to the purchase of investment securities.  The average yield on all earning assets decreased 16 basis points in prior year quarterly comparison, from 5.14% for the first quarter of 2011 to 4.98% for the first quarter of 2012.   Net of the impact of purchase accounting adjustments, the average yield on total earning assets declined 32 basis points, from 5.14% to 4.82% for the three month periods ended March 31, 2011 and 2012, respectively.

Interest expense decreased due to a 24 basis point reduction in the average rate paid on interest bearing liabilities, from 0.88% at March 31, 2011 to 0.64% at March 31, 2012.  The average volume of interest-bearing deposits increased $296.7 million in prior year quarterly comparison primarily due to deposits assumed with the three acquisitions.  Net of purchase accounting adjustments on acquired certificates of deposit, the average rate paid on interest bearing liabilities was 0.80% for the first quarter of 2012 compared to 0.88% for the first quarter of 2011.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 2 basis points, from 4.51% for the first quarter of 2011 to 4.49% for the first quarter of 2012.  Net of a 28 basis point effect of purchase accounting adjustments on loans and deposits, the FTE margin decreased 30 basis points, from 4.51% for the first quarter of 2011 to 4.21% for the first quarter of 2012.

First Quarter 2012 vs. Fourth Quarter 2011 Earnings Comparison

In linked-quarter comparison, net earnings before dividends on preferred stock increased $1.6 million as a $729,000 increase in net interest income and a $1.5 million decrease in noninterest expenses offset an $831,000 increase in income tax expense.  Decreases in noninterest expenses (including fourth quarter acquisition and conversion costs and operating costs of the acquired branches) consisted primarily of approximately $968,000 in data processing expense, $424,000 in marketing costs and $159,000 in legal and professional fees.  Linked-quarter increases in salaries and benefits costs ($303,000) and expenses on ORE ($106,000) offset minimal decreases in several other non-interest expense categories.

FTE net interest income increased $720,000, in linked-quarter comparison, primarily due to a $108.8 million increase in the average volume of earning assets as a result of the two acquisitions completed in December of 2011.  Average loan volume increased $39.0 million and the average yield on loans, net of purchase accounting adjustments on acquired loans, decreased 9 basis points from 6.53% at December 31, 2011 to 6.44% at March 31, 2012.  The average volume of interest bearing liabilities increased $86.9 million in linked-quarter comparison, and the average rate paid decreased 3 basis points, net of purchase accounting adjustments on acquired certificates of deposit, from 0.83% at December 31, 2011 to 0.80% at March 31, 2012.  Accordingly, the FTE margin decreased 18 basis points, net of purchase accounting adjustments, from 4.39% for the fourth quarter of 2011 to 4.21% for the first quarter of 2012.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.4 billion as of March 31, 2012. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas.  MidSouth Bank has 40 banking centers in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs.  Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, improvements in classified and criticized assets, changes in the local and national economy, the work-out of nonaccrual loans, the competition for other potential acquisitions, the impacts from the integration of operations from completed acquisitions and the impact of regulatory changes regarding electronic transactions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	March 31,		%	December 31,	%
EARNINGS DATA	2012	2011	Change	2011	Change
Total interest income	$15,333	$11,388	34.6%	$14,564	5.3%
Total interest expense	1,529	1,447	5.7%	1,489	2.7%
Net interest income	13,804	9,941	38.9%	13,075	5.6%
FTE net interest income	14,121	10,323	36.8%	13,401	5.4%
Provision for loan losses	675	1,600	-57.8%	775	-12.9%
Non-interest income	3,528	3,030	16.4%	3,420	3.2%
Non-interest expense	12,668	10,727	18.1%	14,169	-10.6%
Earnings before income taxes	3,989	644	519.4%	1,551	157.2%
Income tax (expense) benefit	(1,103)	97	-1237.1%	(272)	305.5%
Net earnings	2,886	741	289.5%	1,279	125.6%
Dividends on preferred stock	400	299	33.8%	400	0.0%
Net earnings available to common shareholders	$2,486	$442	462.4%	$879	182.8%

PER COMMON SHARE DATA
Basic earnings per share	$0.24	$0.05	380.0%	$0.09	166.7%
Diluted earnings per share	0.24	0.05	380.0%	0.09	166.7%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	12.55	12.04	4.2%	12.41	1.1%
Tangible book value at period end	9.51	11.08	-14.2%	9.34	1.8%
Market price at end of period	13.60	14.46	-5.9%	13.01	4.5%
Shares outstanding at period end	10,465,506	9,730,266	7.6%	10,465,506	0.0%
Weighted average shares outstanding
Basic	10,465,506	9,720,288	7.7%	9,976,057	4.91%
Diluted	10,480,207	9,735,779	7.6%	9,988,472	4.92%

AVERAGE BALANCE SHEET DATA
Total assets	$1,395,964	$1,010,024	38.2%	$1,273,272	9.6%
Loans and leases	742,595	572,980	29.6%	703,590	5.5%
Total deposits	1,161,756	805,033	44.3%	1,035,792	12.2%
Total common equity	131,477	117,695	11.7%	123,912	6.1%
Total tangible common equity	99,557	108,321	-8.1%	104,257	-4.5%
Total equity	163,477	137,126	19.2%	155,912	4.9%

SELECTED RATIOS	3/31/2012	3/31/2011		12/31/2011
Annualized return on average assets	0.72%	0.18%	300.0%	0.27%	166.7%
Annualized return on average common equity	7.60%	1.52%	400.0%	2.88%	163.9%
Average loans to average deposits	63.92%	71.17%	-10.2%	67.93%	-5.9%
Taxable-equivalent net interest margin	4.49%	4.51%	-0.4%	4.60%	-2.4%
Tier 1 leverage capital ratio	10.29%	13.88%	-25.9%	11.14%	-7.6%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.95%	1.18%	-19.5%	0.97%	-2.1%
Nonperforming assets to tangible equity + ALLL	11.19%	13.01%	-14.0%	10.33%	8.3%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	2.05%	3.03%	-32.2%	1.88%	9.3%
Annualized QTD net charge-offs to total loans	0.47%	2.59%	-81.9%	0.44%	6.7%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	March 31,	March 31,	%	December 31,	September 30,
	2012	2011	Change	2011	2011
Assets
Cash and cash equivalents	$104,326	$101,443	2.8%	$83,303	$97,802
Securities available-for-sale	366,010	289,820	26.3%	367,241	325,736
Securities held-to-maturity	96,817	819	11721.4%	100,472	43,736
Total investment securities	462,827	290,639	59.2%	467,713	369,472
Time deposits held in banks	710	-	100.0%	710	-
Other investments	5,634	5,059	11.4%	5,637	5,057
Total loans	747,767	574,254	30.2%	746,305	673,426
Allowance for loan losses	(7,078)	(6,752)	4.8%	(7,276)	(7,329)
Loans, net	740,689	567,502	30.5%	739,029	666,097
Premises and equipment	44,130	36,425	21.2%	44,598	40,752
Goodwill and other intangibles	31,785	9,365	239.4%	32,106	19,708
Other assets	23,538	16,366	43.8%	23,660	23,063
Total assets	$1,413,639	$1,026,799	37.7%	$1,396,756	$1,221,951

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$271,447	$208,758	30.0%	$254,755	$222,937
Interest-bearing deposits	905,719	614,770	47.3%	910,051	766,073
Total deposits	1,177,166	823,528	42.9%	1,164,806	989,010
Securities sold under agreements to
repurchase and other short term
borrowings	49,055	45,725	7.3%	46,078	55,078
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	8,618	5,482	57.2%	8,570	9,031
Total liabilities	1,250,304	890,200	40.5%	1,234,919	1,068,584
Total shareholders' equity	163,335	136,599	19.6%	161,837	153,367
Total liabilities and shareholders' equity	$1,413,639	$1,026,799	37.7%	$1,396,756	$1,221,951

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended
EARNINGS STATEMENT	March 31,		%
	2012	2011	Change

Interest income	$15,333	$11,388	34.6%
Interest expense	1,529	1,447	5.7%
Net interest income	13,804	9,941	38.9%
Provision for loan losses	675	1,600	-57.8%
Service charges on deposit accounts	1,824	1,737	5.0%
Other charges and fees	1,704	1,293	31.8%
Total non-interest income	3,528	3,030	16.4%
Salaries and employee benefits	6,086	5,163	17.9%
Occupancy expense	2,548	2,053	24.1%
FDIC premiums	258	311	-17.0%
Other non-interest expense	3,776	3,200	18.0%
Total non-interest expense	12,668	10,727	18.1%
Earnings before income taxes	3,989	644	519.4%
Income tax benefit (expense)	(1,103)	97	-1237.1%
Net earnings	2,886	741	289.5%
Dividends on preferred stock	400	299	33.8%
Net earnings available to common shareholders	$2,486	$442	462.4%

Earnings per common share, diluted	$0.24	$0.05	380.0%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	First	Fourth	Third	Second	First
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2012	2011	2011	2011	2011
Interest income	$15,333	$14,564	$13,120	$11,935	$11,388
Interest expense	1,529	1,489	1,462	1,404	1,447
Net interest income	13,804	13,075	11,658	10,531	9,941
Provision for loan losses	675	775	650	900	1,600
Net interest income after provision for loan loss	13,129	12,300	11,008	9,631	8,341
Total non-interest income	3,528	3,420	3,398	3,213	3,030
Total non-interest expense	12,668	14,169	13,175	11,233	10,727
Earnings before income taxes	3,989	1,551	1,231	1,611	644
Income tax benefit (expense)	(1,103)	(272)	(131)	(258)	97
Net earnings	2,886	1,279	1,100	1,353	741
Dividends on preferred stock	400	400	804	299	299
Net earnings available to common shareholders	$2,486	$879	$296	$1,054	$442

Earnings per common share, diluted	$0.24	$0.09	$0.03	$0.10	$0.05

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	March 31,	March 31,	%	December 31,	September 30,
	2012	2011	Change	2011	2011

Commercial, financial, and agricultural	$221,855	$175,148	26.7%	$223,283	$212,232
Lease financing receivable	3,840	4,565	-15.9%	4,276	4,472
Real estate - construction	55,320	47,481	16.5%	52,712	60,055
Real estate - commercial	283,114	217,906	29.9%	280,798	262,984
Real estate - residential	112,142	69,800	60.7%	113,582	78,188
Installment loans to individuals	70,085	58,799	19.2%	69,980	54,779
Other	1,411	555	154.2%	1,674	716

Total loans	$747,767	$574,254	30.2%	$746,305	$673,426

COMPOSITION OF DEPOSITS	March 31,	March 31,	%	December 31,	September 30,
	2012	2011	Change	2011	2011

Noninterest bearing	$271,447	$208,758	30.0%	$254,755	$222,937
NOW & Other	242,695	185,395	30.9%	235,168	207,096
Money Market/Savings	367,910	316,200	16.4%	350,342	313,768
Time Deposits of less than $100,000	128,415	57,278	124.2%	140,428	101,436
Time Deposits of $100,000 or more	166,699	55,897	198.2%	184,113	143,773

Total deposits	$1,177,166	$823,528	42.9%	$1,164,806	$989,010

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	March 31,	March 31,	%	December 31,	September 30,
	2012	2011	Change	2011	2011

Nonaccrual loans	$7,655	$15,570	-50.8%	$6,229	$7,939
Loans past due 90 days and over	418	304	37.5%	231	87
Total nonperforming loans	8,073	15,874	-49.1%	6,460	8,026
Other real estate owned	7,120	1,528	366.0%	7,369	7,278
Other repossessed assets	321	26	1134.6%	326	9
Total nonperforming assets	$15,514	$17,428	-11.0%	$14,155	$15,313

Troubled debt restructurings	$421	$1,337	-68.5%	$456	$461

Nonperforming assets to total assets	1.10%	1.70%	-35.3%	1.01%	1.25%
Nonperforming assets to total loans +
OREO + other repossessed assets	2.05%	3.03%	-32.3%	1.88%	2.25%
ALLL to nonperforming loans	87.67%	42.53%	106.1%	112.63%	91.32%
ALLL to total loans	0.95%	1.18%	-19.5%	0.97%	1.09%

Year-to-date charge-offs	$939	$3,747	-74.9%	$5,772	$4,890
Year-to-date recoveries	66	86	-23.3%	310	256
Year-to-date net charge-offs	$873	$3,661	-76.2%	$5,462	$4,634
Annualized QTD net charge-offs to total loans	0.47%	2.59%	-81.9%	0.45%	0.37%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2011

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$365,302	$2,069	2.27%	$160,067	$867	2.17%
Tax-exempt securities	85,964	1,093	5.09%	102,145	1,311	5.13%
Total investment securities	451,266	3,162	2.80%	262,212	2,178	3.32%
Federal funds sold	4,108	2	0.19%	5,267	3	0.23%
Time and interest bearing deposits in
other banks	60,045	39	0.26%	82,573	75	0.36%
Other investments	5,636	45	3.19%	5,060	38	3.00%
Loans (1)	742,595	12,402	6.72%	572,980	9,476	6.71%
Total interest earning assets	1,263,650	15,650	4.98%	928,092	11,770	5.14%
Non-interest earning assets	132,314			81,932
Total assets	$1,395,964			$1,010,024

Interest-bearing liabilities:
Deposits (2)	$899,646	$1,100	0.49%	$602,954	$1,008	0.68%
Repurchase agreements	45,867	181	1.59%	46,211	197	1.71%
Federal funds purchased	4	-	-	-	-	-
Other borrowings	2	-	-	-	-	-
Junior subordinated debentures	15,465	248	6.34%	15,465	242	6.26%
Total interest-bearing liabilities	960,984	1,529	0.64%	664,630	1,447	0.88%
Non-interest bearing liabilities	271,503			208,268
Shareholders' equity	163,477			137,126
Total liabilities and shareholders'
equity	$1,395,964			$1,010,024

Net interest income (TE) and spread		$14,121	4.34%		$10,323	4.26%

Net interest margin			4.49%			4.51%

(1) Includes $515,000 of interest income from accretable yield on purchased loans from acquisitions for the three months ended March 31, 2012.

(2) Includes $374,000 of reduction in interest expense from premium amortization on time deposits acquired from acquisitions for the three months ended March 31, 2012.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

	For the Quarter Ended
	March 31,	March 31,	December 31,
Per Common Share Data	2012	2011	2011

Book value per common share	$12.55	$12.04	$12.41
Effect of intangible assets per share	3.04	0.96	3.07
Tangible book value per common share	$9.51	$11.08	$9.34

Earnings per share	$0.24	$0.05	$0.09
Effect of merger-related costs, after-tax	-	-	0.08
Operating earnings per share	$0.24	$0.05	$0.17

Average Balance Sheet Data

Total equity	$163,477	$137,126	$155,912
Less preferred equity	32,000	19,431	32,000
Total common equity	$131,477	$117,695	$123,912
Less intangible assets	31,920	9,374	19,655
Tangible common equity	$99,557	$108,321	$104,257

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.